As filed with the Securities and Exchange Commission on February 28, 2002.
                                                     Registration No. 333-82532.


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           DICKIE WALKER MARINE, INC.
                 (Name of small business issuer in its charter)

           Delaware                          2329                   Applied For
------------------------------   ----------------------------   -------------------
  (State or jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)    Classification Code Number)   Identification No.)


                           Dickie Walker Marine, Inc.
                            1414 South Tremont Street
                           Oceanside, California 92054
                                 (760) 450-0360
                          (Address and telephone number
                         of principal executive offices)

                                   ----------

                                Gerald W. Montiel
                             Chief Executive Officer
                           Dickie Walker Marine, Inc.
                            1414 South Tremont Street
                           Oceanside, California 92054
                                 (760) 450-0360
                       (Name, address and telephone number
                              of agent for service)

                        Copies of all communications to:

         Cynthia R. Smith, Esq.                           Robert W. Walter, Esq.
           Gorsuch Kirgis LLP                    Berliner Zisser Walter & Gallegos, P.C.
Tower I, Suite 1000, 1515 Arapahoe Street            1700 Lincoln Street, Suite 4700
         Denver, Colorado 80202                           Denver, Colorado 80203
             (303) 376-5026                                   (303) 830-1700

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                         CALCULATION OF REGISTRATION FEE

                                                           Proposed         Proposed
                                                            maximum          maximum
Title of each class of securities to be   Amount to be   offering price     aggregate          Amount of
               registered                  registered     per share(1)    offering price   registration fee
---------------------------------------   ------------   --------------   --------------   ----------------

Common stock, $.001 par value(2)            1,380,000        $  5.00        $6,900,000
Representative's Warrants(3)                  120,000        $0.0001        $       12
Common stock issuable upon exercise of        120,000        $  7.50        $  900,000
representative's warrant(4)
Total                                       1,620,000                       $7,800,012         $717.60(5)
=======================================   ============   ==============   ==============   ================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (g).

(2) The underwriters have the option to purchase 180,000 shares of common stock to cover over-allotments, if any.

(3) In connection with the sale of the common stock, the Registrant is granting the representative warrants to purchase 120,000 shares of common stock.

(4) Pursuant to Rule 416, there are also being registered such additional shares of common stock as may be issuable pursuant to the anti-dilution provisions of the representative's warrants.

(5)  Fee previously paid.

ITEM 27. EXHIBITS.


Exhibit No.       Description
-----------       -----------

     1.1          Form of Underwriting Agreement

     1.2          Form of Agreement Among Underwriters

     1.3          Form of Selected Dealer Agreement

     1.4          Form of Consulting Agreement with Schneider Securities, Inc.

     2.1          Form of Agreement and Plan of Merger between Dickie Walker
                  Marine, Inc., a California corporation and Dickie Walker
                  Marine, Inc., a Delaware corporation

     3.1a Articles of Incorporation for Montiel Marketing Group, Inc. as filed with the California Secretary of State on October 10, 2000.

     3.1b Certificate of Amendment to the Articles of Incorporation as filed with the California Secretary of State on February 16, 2001.

     3.1c Certificate of Incorporation for Dickie Walker Marine, Inc. as filed with the Delaware Secretary of State on February 4, 2002

     3.2a Bylaws of the California corporation as adopted by its Board of Directors on October 10, 2000.

     3.2b Form of Bylaws of the Delaware corporation to be adopted by its Board of Directors.

     4.1 Specimen stock certificate representing shares of common stock of the registrant*

     4.2          Form of Representative's Warrant

     4.3          Placement Agent's Warrant

     4.4          Form of Investor Note from 2001 Private Placement

     5.1          Opinion of Gorsuch Kirgis LLP*

    10.1          $50,000 Promissory Note in favor of Gerald W. Montiel dated
                  January 15, 2002

    10.2          $45,000 Promissory Note in favor of Gerald W. Montiel dated
                  January 31, 2002

    10.3 Form of Reimbursement Agreement between Gerald W. Montiel and the company dated February 1, 2002

    10.4 License Agreement between Gerald W. Montiel and the company dated February 1, 2001

    10.5          Strategic Alliance Agreement with West Marine Products, Inc.
                  dated December 19, 2001 [Request for Confidential Treatment
                  Separately Filed]**

    10.6 Facility Lease Agreement with WHMF dated February 1, 2002 for the facility located at 1414 South Tremont Street, Oceanside,
                  California

    10.7          2002 Equity Incentive Plan

    10.8 Form of Lock-Up Agreement among the officers, directors and stockholders and the representative

    10.9          Form of Employment Agreement with Gerald W. Montiel dated
                  February 1, 2002

    10.10         Equipment Lease Agreement with Emtex Leasing Corporation dated
                  April 4, 2001

    10.11         Form of Stockholder Rights Agreement*

    23.1          Consent of Ernst & Young LLP, Independent Auditors

    23.2 Consent of Gorsuch Kirgis LLP contained in its opinion filed as Exhibit 5*



 *  To be filed by amendment.
**  Filed herewith. Other exhibits have been previously filed.

                                   SIGNATURES


         In accordance with the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in Oceanside, State of California, on February 22, 2002.


                                             DICKIE WALKER MARINE, INC.


                                            By: /s/ Julia Sargent Knudsen
                                                --------------------------------
                                                Julia Sargent Knudsen, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Gerald W. Montiel                                    Date: February 22, 2002
------------------------------------------------
Gerald W. Montiel
Director, Chief Executive Officer,
Chief Marketing Officer, and
Chairman of the Board


/s/ Julia Sargent Knudsen                                Date: February 22, 2002
------------------------------------------------
Julia Sargent Knudsen, Director, President,
Chief Operating Officer, Chief Financial Officer


/s/ Norman Lefkovits, Jr.                                Date: February 22, 2002
------------------------------------------------
Norman Lefkovits, Jr., Director


                                                         Date:
------------------------------------------------
Brian F. Kaminer, Director


/s/ James R. Smith                                       Date: February 22, 2002
------------------------------------------------
James R. Smith, Director


/s/ W. Brent Robinson                                    Date: February 22, 2002
------------------------------------------------
W. Brent Robinson, Director

                                 EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

     1.1          Form of Underwriting Agreement

     1.2          Form of Agreement Among Underwriters

     1.3          Form of Selected Dealer Agreement

     1.4          Form of Consulting Agreement with Schneider Securities, Inc.

     2.1          Form of Agreement and Plan of Merger between Dickie Walker
                  Marine, Inc., a California corporation and Dickie Walker
                  Marine, Inc., a Delaware corporation

     3.1a Articles of Incorporation for Montiel Marketing Group, Inc. as filed with the California Secretary of State on October 10, 2000.

     3.1b Certificate of Amendment to the Articles of Incorporation as filed with the California Secretary of State on February 16, 2001.

     3.1c Certificate of Incorporation for Dickie Walker Marine, Inc. as filed with the Delaware Secretary of State on February 4, 2002

     3.2a Bylaws of the California corporation as adopted by its Board of Directors on October 10, 2000.

     3.2b Form of Bylaws of the Delaware corporation to be adopted by its Board of Directors.

     4.1 Specimen stock certificate representing shares of common stock of the registrant*

     4.2          Form of Representative's Warrant

     4.3          Placement Agent's Warrant

     4.4          Form of Investor Note from 2001 Private Placement

     5.1          Opinion of Gorsuch Kirgis LLP*

    10.1          $50,000 Promissory Note in favor of Gerald W. Montiel dated
                  January 15, 2002

    10.2          $45,000 Promissory Note in favor of Gerald W. Montiel dated
                  January 31, 2002

    10.3 Form of Reimbursement Agreement between Gerald W. Montiel and the company dated February 1, 2002

    10.4 License Agreement between Gerald W. Montiel and the company dated February 1, 2001

    10.5          Strategic Alliance Agreement with West Marine Products, Inc.
                  dated December 19, 2001 [Request for Confidential Treatment
                  Separately Filed]**

    10.6 Facility Lease Agreement with WHMF dated February 1, 2002 for the facility located at 1414 South Tremont Street, Oceanside,
                  California

    10.7          2002 Equity Incentive Plan

    10.8 Form of Lock-Up Agreement among the officers, directors and stockholders and the representative

    10.9          Form of Employment Agreement with Gerald W. Montiel dated
                  February 1, 2002

    10.10         Equipment Lease Agreement with Emtex Leasing Corporation dated
                  April 4, 2001

    10.11         Form of Stockholder Rights Agreement*

    23.1          Consent of Ernst & Young LLP, Independent Auditors

    23.2 Consent of Gorsuch Kirgis LLP contained in its opinion filed as Exhibit 5*



 *  To be filed by amendment.
**  Filed herewith. Other exhibits have been previously filed.